EXHIBIT 99.1

Woodward Announces Appointment of New Board Member Rajeev Bhalla

FORT COLLINS, Colo., Sept. 10, 2021 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ:WWD) today announced that its Board of Directors has appointed Rajeev Bhalla, 58, to serve on the Board, effective as of September 20, 2021. Mr. Bhalla will also serve on the Audit Committee of the Board.

Most recently, Mr. Bhalla served as the Executive Vice President and Chief Financial Officer for CIRCOR International, a global manufacturer of flow and motion control products. Prior roles include Vice President of Finance and CFO for both Sikorsky Aircraft Company and Pratt & Whitney, Corporate Controller and Chief Accounting Officer for Lockheed Martin Corporation, as well as a Partner with PricewaterhouseCoopers.

“Rajeev brings boardroom experience and strategic perspectives in the aerospace, defense and industrial markets. His extensive financial and operational experience in the aircraft engine, rotorcraft, aero components and industrial valve markets are aligned with Woodward’s end markets. As a former public company CFO, business group CFO and a CPA, he brings valuable financial expertise to the Board,” said Thomas A. Gendron, Woodward Chairman of the Board and Chief Executive Officer.

Mr. Bhalla holds a bachelor’s degree in Business Administration from the University of Massachusetts, Amherst and is a Certified Public Accountant (CPA).

About Woodward, Inc.

Woodward is an independent designer, manufacturer, and service provider of control system solutions and components for the aerospace and industrial markets. The company's innovative fluid, combustion, electrical, and motion control systems help customers offer cleaner, more reliable, and more efficient equipment. Our customers include leading original equipment manufacturers and end users of their products. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com.

Notice Regarding Forward-Looking Statements

The statements in this release contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from projections or any other forward-looking statements and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report and Form 10-K for the year ended September 30, 2020 and any subsequently filed Quarterly Report on Form 10-Q.

CONTACT:

Don Guzzardo
Vice President, Investor Relations and Treasurer
970-498-3580
Don.Guzzardo@woodward.com